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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 5, 1996


                           FOUNTAIN OIL INCORPORATED
                        -------------------------------
            (Exact name of registrant as specified in its charter)



            Delaware                       0-9147                91-0881481
- -------------------------------         -----------         ------------------
 (State or other jurisdiction           (Commission           (IRS Employer
     of incorporation)                  File Number)        Identification No.)



1400 Broadfield Blvd., Suite 200, Houston, Texas               77084-5163
- --------------------------------------------------             ----------
     (Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code     713-492-6992


          (Former name or former address, if changed since last report)
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5.  OTHER EVENTS

          On June 5, 1996, Registrant issued and sold 5,000,000 shares of its Common Stock, par value $.10 per share in a private placement (the "Placement") to institutional and other qualified investors in Norway and other European countries. Registrant received gross proceeds of $22,500,000 and net proceeds of approximately $21,000,000, after commissions and other expenses. Registrant expects to utilize most of the net proceeds in connection with its activities in oil and gas projects involving the Maykop Field in the Republic of Adygea, Russian Federation, the Lelyaki Field in the Eastern Ukraine, the Boryslaw (Stynawske) Field in Western Ukraine and the Gorisht-Kocul Field in Albania.
The shares were offered and issued to non-U.S. persons without registration under the Securities Act of 1933, as amended, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements under that Act.

          In accordance with the rules of the Oslo Stock Exchange, Registrant filed with that Exchange a Prospectus with respect to the Placement which contained, among other things, the following forward looking statements, after noting that "due to the multitude of factors which can affect the field development, it is not possible to predict payback on investment and first production times with certainty":

               The Company's best estimates are to commence production on the Maykop field in November-December 1996 and an investment payback time of 26 months.

               The Company's best estimates are to commence production on the Lelyaki field in September-October 1996 and an investment payback time of 19 months.

               The Company's best estimates are to commence production on the Stynawske field (Boryslaw) in Western Ukraine in the Summer of 1997 and an investment payback time of 3.5 years.

               The Company's best estimates are to commence production on the Gorisht-Kocul field in October-November 1996 and an investment payback time of 4.5 years.

The Prospectus also noted that "these estimates are given as a general approximation only and not for the reliance of investors or other persons."

          The forward looking statements contained in this Item 5 are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Included among the important risks, uncertainties and other factors are those hereinafter discussed.

          The progress of the four projects discussed is not within the unilateral control of the Company. Joint venture, acquisition, financing, production sales and other agreements and arrangements remain to be negotiated in conjunction with the projects with independent third parties and, in some cases, must be approved by governmental agencies. Such third parties generally have interests that do not coincide with those of the Company and may conflict with the Company's interests. Unless the Company and such third parties are able to compromise their respective objectives in a mutually acceptable manner, agreements and arrangements will not

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be consummated. Operating entities in various foreign jurisdictions must be registered by governmental agencies, and production licenses for development of oil and gas fields in various foreign jurisdictions and other approvals must be granted by governmental agencies. These governmental agencies generally have broad discretion in determining whether to take or approve various actions and matters. In addition, the policies and practices of governmental agencies may be affected or altered by political, economic and other events occurring either within their own countries or in a broader international context. It is anticipated that the Company will not have a majority of the equity in the entity that would be the licensed developer of any of the foregoing projects, even though the Company may be the designated operator of the oil or gas field. Thus, the concurrence of co-venturers may be required for various actions which could affect the progress of the projects. Other parties influencing the timing of events may have priorities that differ from those of the Company, even if they generally share the Company's objectives. As a result of all of the foregoing, among other matters, the forward looking statements regarding the occurrence and timing of future events may well anticipate results that will not be realized.

          Some or all of the projects discussed above will require additional financing. The availability of equity financing to the Company and debt financing to the Company or individual projects is affected by, among other things, world economic conditions, international relations, the stability and policies of various governments, fluctuations in the price of oil and gas, the outlook for the oil and gas industry and the competition for funds. Rising interest rates might affect the feasibility of debt financing that is offered. Potential investors and lenders will be influenced by their evaluations of the Company and its projects in comparison with alternative investment opportunities.

          The development of oil and gas properties is subject to substantial risks. Expectations regarding reserves, even if estimated by independent petroleum engineers, may prove to be unrealized. Reserves, even if present, may not be recoverable in the amount and at the rate anticipated and may not be recoverable in commercial quantities or on an economically feasible basis. The reserves in the projects discussed have been subject to improper reserve management procedures in the past which could adversely effect the rate and amount of recoverability. World and local prices for oil and gas can fluctuate significantly, and a reduction in the revenue realizable from the sale of production can affect the economic feasibility of an oil and gas project. The host countries for the projects being discussed are shifting from being centrally planned economies to market driven economies and the rate at which this change occurs, if at all, could affect, among other things, the amount received for oil and gas production from these projects. World and local political, economic and other conditions could affect the Company's ability to proceed with or effectively to operate projects in the relevant host countries.

          Demands by or expectations of governments, co-venturers, customers and others may affect the Company's strategy on various projects. Failure to meet such demands or expectations could adversely affect the relevant projects or the Company's participation in such projects or its ability to obtain or maintain necessary licenses and other approvals.

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                                    SIGNATURES
                                    ----------


   Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       FOUNTAIN OIL INCORPORATED


Date:   June 10, 1996                  By:  /s/ Gary J. Plisga
                                            -------------------------
                                            Gary J. Plisga
                                            Executive Vice President

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